Exhibit No. 99.1

NEWS RELEASE

Company Contact:	Investor Relations:
Gordon Landies	Bill Bush
International Microcomputer Software, Inc.	International Microcomputer Software, Inc.
415.878.4000	415.878.4039
E-mail: glandies@imsisoft.com	E-mail: bbush@imsisoft.com

HOUSEPLANS, INC. SIGNS DEFINITIVE AGREEMENT TO ACQUIRE WEINMASTER HOMES, LTD.
Acquisition adds www.globalhouseplans .com to network of websites

NOVATO, Calif., June 29, 2005 - Houseplans, Inc. (“Houseplans”), a wholly-owned subsidiary of International Microcomputer Software, Inc. (“IMSI”) and a leading supplier of ready-to-build house plans on-line, announced today the acquisition of Weinmaster Homes, Ltd. (“WHL“), operator of the #2 Google ranked www.globalhouseplans.com website, for $4.0 million in cash, notes and common stock of IMSI in addition to the assumption of certain liabilities. The acquisition will make Houseplans.com the #1 provider of high quality stock house plans on-line with more than 24,000 plans available to customers. WHL, one of the leading marketer’s of stock house plans in Canada, has operated its plans business in the United States and Canada for more than twenty-five years and is one of the leading innovators in this fast growing market. In addition to more than 14,800 plans available to customers, which includes over 500 proprietary Weinmaster plans, WHL also has an impressive array of content and tools to help homeowners and their builders economically build their dream homes. WHL is currently cash flow positive and is expected to be accretive to IMSI’s consolidated earnings in the fiscal year ending June 30, 2006. The transaction, which is subject to customary closing conditions, is expected to close on July 1, 2005.

"We are very excited about joining forces with the WHL team” stated Marvin Mauer, President of Houseplans. “We share a common vision for the on-line stock house plans market. It is our common belief that we need to offer the widest array of content and services in order to ensure that our customers are able to make the best possible choices for their most significant investment, their dream home. The WHL team has aggregated an impressive number of plans, home building content and tools which will greatly enhance our total offering.”

“This is another significant milestone for our Houseplans, Inc. subsidiary, said Gordon Landies, President of IMSI. "This acquisition provides Houseplans with substantially more content and the #2 website for the sale of house plans to contractors and consumers. The acquisition is part of our ongoing strategy to grow substantially in this market space. We will continue to source and complete similar transactions to grow our business.”

“Houseplans is one of the leaders in the stock house plans industry and our team is excited to join with them,” stated Bruce Weinmaster, President of WHL. “I look forward to helping transition the substantial assets which we have created to the Houseplans.com team with the expectation that the combined entity will lead the industry in content, selection and service and accelerate our growth in the U.S. and the growing Canadian market.”

About Houseplans, Inc.

Houseplans, Inc. (www.Houseplans.com), a wholly owned subsidiary of IMSI (R)(OTC/BB: IMSI), is focused on expanding its network of web properties to serve the rapidly growing market for the sale of stock house plans on-line and related home building services. The company's mission is to help customers find and acquire the perfect plan for their dream home by offering the largest selection of quality house plans and providing an experience that exceeds all customer expectations. More information about Houseplans can be found at www.houseplans.com, www.houseplanguys.com and www.homeplanfinder.com.

About IMSI

Founded in 1982, IMSI has established a tradition of providing the professional and home user with innovative technology and easy-to-use, high-quality software products at affordable prices. The company maintains two business divisions. The Precision Design division, anchored by IMSI's flagship product, TurboCAD® and the DesignCAD™ line, also develops and markets other visual content and design software such as FloorPlan® 3D. The division also includes several online properties focused on the sale of content and services to the architectural, engineering and construction market thru its stock house plans site at Houseplans.com, its CAD add-on store, Cadalog.com and the online CAD symbol site, CADsymbols.com. The Consumer & Business Software Solutions division, anchored by our wholly owned subsidiary Allume Systems (formerly Aladdin Systems) which provides small businesses and consumers with software solutions through its popular products such as StuffIt®, Internet Cleanup®, SpamCatcher®, TurboProject®, FormTool®, FlowCharts&More™, HiJaak® and TurboTyping™. More information about IMSI can be found at www.imsisoft.com and www.allume.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the company to successfully commercialize its new technologies as well as risk factors set forth under “Factors Affecting Future Operating Results” in the company’s annual report on Form 10-KSB for the year ended June 30, 2004, and such other risks detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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